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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


         Date of Report (Date of earliest event reported): June 27, 2000



                               HAVEN BANCORP, INC.
               (Exact name of registrant as specified in charter)


       DELAWARE                    000-21628                  11-3153802
(State or other                    (Commission              (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


                  615 MERRICK AVENUE, WESTBURY, NEW YORK 11590
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (516) 683-4100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEMS 1 THROUGH 4.   NOT APPLICABLE.

ITEM 5.              OTHER EVENTS.

         On June 27, 2000, Haven Bancorp, Inc., a Delaware corporation ("Haven"), announced that it had entered into an Agreement and Plan of Merger, dated as of June 27, 2000 ("Merger Agreement"), with Queens County Bancorp, Inc., a Delaware corporation ("Queens"). Queens is the bank holding company parent of Queens County Savings Bank, a New York State chartered stock savings bank. The Merger Agreement provides, among other things, that Haven will merge with and into Queens, with Queens being the surviving corporation ("Merger"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         Pursuant to the Merger Agreement, each share of Haven common stock, par value $0.01 per share ("Haven Common Stock"), issued and outstanding immediately prior to the Effective Time will be converted into and become the right to receive 1.04 shares of Queens common stock, par value $0.01 per share ("Queens Common Stock"), except for (i) shares of Haven Common Stock held directly or indirectly by Queens, other than shares held in a fiduciary capacity in satisfaction of a debt previously contracted, (ii) shares held by Haven as treasury stock and (iii) unallocated shares held in Haven's Recognition and Retention Plans. Cash will be paid in lieu of fractional shares.

         The Merger is intended to qualify as a tax-free reorganization. Consummation of the Merger is subject to the satisfaction of certain customary conditions, including approval of the Merger Agreement by the stockholders of both Haven and Queens and approval of the appropriate regulatory agencies.

         Haven has the right to terminate the Merger Agreement if (i) the Queens Market Value on the Valuation Date falls below 80% of the Initial Queens Market Value and (ii) the Queens Ratio is less than 0.80 times the Index Ratio, unless Queens elects to increase the Merger Consideration to be received by Haven's stockholders as set forth in the Merger Agreement.

         In connection with the Merger Agreement, Haven granted to Queens a stock option pursuant to a Stock Option Agreement, dated as of June 27, 2000, which, under certain limited circumstances, would enable Queens to purchase up to 19.9% of Haven's issued and outstanding shares of common stock at a price per share equal to $18.0625. A copy of the Stock Option Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

         Haven and Queens publicly announced the Merger in a press release dated June 27, 2000, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 6.  NOT APPLICABLE.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  a.       Financial Statements of Businesses Acquired.
                           Not Applicable

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                  b.       Pro forma Financial Information.
                           Not Applicable

                  c. Exhibits: The following Exhibits are filed as part of this report:


         EXHIBIT NO.                                   DESCRIPTION
         -----------                                   -----------
             2.1 Agreement and Plan of Merger, dated as of June 27, 2000, by and between Queens County Bancorp, Inc. and Haven Bancorp, Inc.
             4.1 Stock Option Agreement, dated June 27, 2000, by and between Queens County Bancorp, Inc. and Haven Bancorp, Inc.
             99.1           Press Release issued June 27, 2000.



ITEM 8.  NOT APPLICABLE.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HAVEN BANCORP, INC.


                                          By: /s/  Catherine Califano
                                              -------------------------------
                                                   Catherine Califano
                                                   Senior Vice President
                                                   & Chief Financial Officer
Date:    June 29, 2000

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                                  EXHIBIT INDEX




       EXHIBIT                         DESCRIPTION
       -------                         -----------
         2.1 Agreement and Plan of Merger, dated as of June 27, 2000, by and between Queens County Bancorp, Inc. and Haven Bancorp, Inc.
         4.1 Stock Option Agreement, dated June 27, 2000, by and between Queens County Bancorp, Inc. and Haven Bancorp, Inc.
         99.1           Press Release issued June 27, 2000.